News release issued by the Registrant on September 29, 2006 **Exhibit 99.1**

SUB-URBANBRANDS
INCORPORATED
8723 BELLANCA AVENUE : BUILDING A : LOS ANGELES CA 90045 : P.310.670.0132 F.310.670.0765 : WWW.SUUBINC.COM

Sub-Urban Executes Letter of Intent to Acquire Premium Denim Brand Reo Starr LLC

Acquisition Diversifies Company's Brand Portfolio Opening High-End Distribution Channels to Key American and Asian Retailers

LOS ANGELES--(BUSINESS WIRE)-- Sub-Urban Brands, Inc. (OTCBB:SUUB), a multi-brand apparel company pursuing high-margin revenue growth in the global fashion industry, has announced the execution of a non-binding letter of intent to acquire premium fashion denim company Reo Starr, ranked by leading fashion industry sources as one of the top trendsetting brands in the global youth-oriented apparel industry.

With more than 45 retail accounts in Los Angeles, Reo Starr products have already been sold out several times in the city's most prestigious boutique fashion retailers, including Fred Segal in Santa Monica and Lisa Kline in Beverly Hills. Additionally, Reo Starr is exclusively selling in Tokyo's Isetan Department Store, considered the premier department store in Japan. Reo Starr will strengthen Sub-Urban's multi-brand strategy targeting national and influential boutique retailers, while preserving brand equity and developing new revenue streams.

"We're immensely excited to have reached this letter of intent and to launch the next phase of our brand diversification into the premium denim market, the fashion industry's hottest segment," said Joseph Shortal, Chief Executive Officer of Sub-Urban Brands. "The market for premium-denim has more than doubled in the past few years, as has been demonstrated by the success of such fashion companies as True Religion Brand Jeans and 7 for All Mankind."

"The success of Reo Starr worldwide is a result of the high quality of their fit, fabric, trims and washes," said Mr. Shortal. "We believe Sub-Urban can generate significantly increased media and consumer awareness through our own industry-leading marketing and public relations operations, which have already turned our other signature brands, such as WHITEBOY(R) and Mash Culture Lab(TM), into fashion industry and pop culture icons."

Consummation of the Reo Starr acquisition is subject to negotiation and execution of a definitive agreement and satisfactory completion of due diligence investigations.

About Sub-Urban Brands

Sub-Urban Brands, Inc. is a multi-brand company which designs and markets cutting-edge lifestyle apparel that targets the rapidly-growing multibillion-dollar youth consumer marketplace. The Company pursues robust revenue-generating opportunities within multi-tiered retail markets that leverage multiple brands and market segments to create financial success. Sub-Urban is committed to further expansion and increased shareholder value through both the internal development of intellectual property and acquisition of additional brands, as well as to the

establishment of new international marketing alliances that will reinforce its recurring and non-recurring revenue streams. Inspired by the energy and vigor of youth, urban and music culture, Sub-Urban is initially focused on creating a family of non-competing brands for its key target consumer, an estimated 40 million 15-29 year olds. Sub-Urban's current portfolio of trademarked apparel and accessory brands includes WHITEBOY(R) for Men, WHITEBOY(R) Girl, Mash Culture Lab(TM), BLACK JESUS(R) streetwear apparel and PYT(TM) styles for younger girls. Consistent with the company's high growth strategies, the Company will be actively marketing these brand offerings to Japan, Canada, Australia and 25 European countries. For additional information, please visit www.whiteboy.com, www.whiteboygirl.com, www.mashculturelab.com, and www.getcocky.com. For more investor oriented information about Sub-Urban, visit http://www.trilogy-capital.com/tcp/sub-urban/ . For current stock price quotes and news, visit http://www.trilogy-capital.com/tcp/sub-urban/quote.html . To view an Investor Fact Sheet, visit http://www.trilogy-capital.com/tcp/sub-urban/factsheet.html .

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, availability of capital and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

CONTACT: Sub-Urban Brands, Inc. Caroline Rothwell, 323-781-2276 or Financial Communications Trilogy Capital Partners Paul Karon, 800-592-6067 paul@trilogy-capital.com